EXHIBIT 10.11


                            SALARY DEFERRAL AGREEMENT

         This Agreement is made and entered into as of the 31st day of March, 1996, to be effective as of January 1, 1996, by and between BISCAYNE APPAREL, INC., a Florida corporation (the "COMPANY"), and PETER VANDENBERG, JR. (the "EXECUTIVE.")

                             PRELIMINARY STATEMENTS:

         A. The Executive is employed as the Vice President and Chief Financial Officer of the Company, at an annual base salary of $185,000 (the "BASE SALARY.")

         B. The Executive is willing to reduce the amount of his Base Salary for the calendar year beginning January 1, 1996 by $15,000, on the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENT:

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. PREAMBLE AND RECITALS. The preamble and recitals hereinabove set forth are incorporated herein and made a part hereof.

         2. WARRANT. On or before December 30, 1996, the Company shall cause to be issued to the Executive a warrant (the "WARRANT") to purchase 15,000 shares (individually, a "WARRANT SHARE" and collectively, the "WARRANT SHARES") of the Company's Common Stock, $.01 par value, and containing terms substantially as set forth on EXHIBIT A hereto.

         3.  SALARY DEFERRAL.

                 (a) The Executive's Base Salary shall be reduced by $15,000 (the "1996 REDUCTION AMOUNT"), from $185,000 to $170,000, with respect to the period from January 1, 1996 through December 31, 1996. Effective January 1, 1997, the Executive's Base Salary shall be restored to $185,000, or such higher amount as shall be approved by the Compensation Committee of the Company's Board of Directors in its sole and absolute discretion.


                 (b) At any time after February 15, 1997 and prior to February 15, 2000, the Executive may elect, by written notice to the Company, to receive cash payment of the 1996 Reduction Amount, in which case:

                   (i) one-half of the 1996 Reduction Amount will be paid to the Executive (subject to applicable withholdings), in 52 equal weekly installments commencing with the second regular payroll date next succeeding such election (the "COMMENCEMENT DATE"); and

                   (ii) the remaining one-half of the 1996 Reduction Amount will be paid to the

          Executive (subject to applicable withholdings) in a lump sum on the first anniversary of the Commencement Date.

                 (c) Regardless of whether the Executive has made the election referred to in Section 3(b) hereof, if the combined pretax income plus management fees, corporate expense and amortization of goodwill ("OPERATING INCOME") of the Company's Andy Johns Fashions International divisions and Mackintosh of New England, Co. subsidiary for the fiscal years ending December 31, 1996, 1997 or 1998 exceeds 75% of the actual 1993 Operating Income of $3,400,000 (I.E., $2,550,000), the Company shall pay the Executive in cash (subject to applicable withholdings) an amount equal to 1% of the 1996 Reduction Amount for each 1% of Operating Income earned in any such fiscal year in excess of $2,550,000. Payment of any such amount with respect to any such fiscal year shall be made no later than 75 days after the close of such fiscal year. Notwithstanding any provision of this Agreement which may be to the contrary, any amounts otherwise payable to the Executive pursuant to the provisions of
Section 3(b) hereof shall be reduced by the amount of any payments to the Executive pursuant to this Section 3(c).

                 (d) In the event that the Executive's employment with the Company shall be terminated for any reason, then any and all unpaid amounts of the 1996 Reduction Amount shall become due and payable and the Company shall make payment thereof to the Executive (subject to applicable withholdings) no later than 30 days after the date of such termination of employment.

                 (e) Notwithstanding any provision of this Agreement or the Warrant which may be to the contrary (but subject to the adjustment provisions contained in the Warrant), (i) the number of unexcercised Warrant Shares subject to the Warrant shall be reduced by one (1) share for each $1.00 of the 1996 Reduction Amount paid to the Executive pursuant to Sections 3(b), 3(c) or 3(d) hereof, and (ii) in no event shall the Executive be entitled to receive any payment of the 1996 Reduction Amount pursuant to Sections 3(b), 3(c) or 3(d) to the extent that the amount of any such payment, when aggregated with all prior payments, exceeds the remainder of (A) the 1996 Reduction Amount, MINUS (B) the number of Warrant Shares issued (or issuable) to the Executive under the Warrant pursuant to any exercise(s) of the Warrant occurring prior to the date of any such payment pursuant to the provisions thereof.

         4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey.

         5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by each of the parties hereto.

         6. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and shall be given by personal delivery, facsimile transmission, Federal Express (or other equivalent courier service) or by registered or certified mail, postage prepaid, return receipt requested (i) if to the Company, to the address of its principal offices in Clifton, New Jersey,
Attention: President, with a copy to Trivest, Inc., 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133, Attention: General Counsel, and (ii) if to the Executive, to his address as reflected on the payroll records of the Company, or to such other addresses as either party hereto may from time to time give notice of to the other. Notice by registered or certified mail will be effective three days after deposit in the United States mail. Notice by any other permitted means will be effective upon receipt.

         7. BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

         8. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         9. ARBITRATION. ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR INVALIDITY THEREOF, SHALL BE FINALLY RESOLVED IN NEWARK, NEW JERSEY, IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION AS THEN IN EFFECT. SUCH ARBITRATION SHALL BE CONDUCTED BEFORE AN ARBITRATOR SELECTED BY THE PARTIES TO SUCH DISPUTE, CONTROVERSY OR CLAIM. IF THE PARTIES FAIL TO AGREE ON THE ARBITRATOR WITHIN 30 DAYS AFTER NOTICE BY ONE PARTY TO THE OTHER OF THE EXISTENCE OF A DISPUTE, CONTROVERSY OR CLAIM, THE ARBITRATOR SHALL BE SELECTED BY THE AMERICAN ARBITRATION ASSOCIATION. THE NON-PREVAILING PARTY SHALL PAY THE FEES AND EXPENSES OF THE ARBITRATOR, AS WELL AS ALL REASONABLE COSTS, FEES (INCLUDING REASONABLE ATTORNEYS' FEES) AND EXPENSES OF THE PREVAILING PARTY IN CONNECTION WITH ANY SUCH ARBITRATION. JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED BY ANY COURT OF COMPETENT JURISDICTION.

         10. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                                     BISCAYNE APPAREL, INC.

                                                    By:/s/ Earl W. Powell
                                                       --------------------
                                                           Earl W. Powell
                                                           Chairman of the Board

                                                     /s/ Peter Vandenburg, Jr.
                                                     -------------------------
                                                         PETER VANDENBERG, JR.

                                    EXHIBIT A

                                  WARRANT TERMS

Exercise Price:                     $.75 per share

Exercisable:                        From and after January 1, 1997 through and
                                    including December 31, 2001

Termination:                        December 31, 2001

Adjustment Provisions:              Standard

Registration Rights:                Piggyback